Exhibit 99.1

LifeVantage Announces Continued International Expansion

Salt Lake City, UT, September 19, 2012, LifeVantage Corporation (LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, including its patented dietary supplement Protandim®, the Nrf2 Synergizer®, today announced plans to further expand operations in Japan and to enter the market in Hong Kong.

LifeVantage announced today that it will host a grand opening event in Tokyo on October 13 and October 14 to celebrate the official opening of its new Tokyo office. For the past two years, the Company has been selling its Nrf2 Synergizer dietary supplement Protandim® and its anti-aging skin cream LifeVantage TrueScience® into Japan using a “not-for-resale” model. Douglas C. Robinson, President and Chief Executive Officer of LifeVantage, remarked, “We anticipate that the grand opening event will be attended by several thousand independent distributors, vendors and other friends of LifeVantage. This marks an important transition point for our move to a complete “on-the-ground” presence in Japan.”

In addition, the Company announced today that it is exploring the opportunity to sell its products in Hong Kong. The Company is in the late stages of regulatory and legal reviews of the opportunity and believes that it should be able to begin selling product into Hong Kong through a network of independent distributors within the next three to six months.

Mr. Robinson further stated, “We remain committed to expanding our operations in places where we believe we can grow in a sustainable manner. We have demonstrated that there is substantial demand for our products and business opportunity in Japan and we believe Hong Kong may provide important opportunities for customers and independent distributors as well. We look forward to continuing our international expansion efforts.”

About LifeVantage Corporation

LifeVantage, (LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, UT.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “anticipates,” “look forward to,” “should” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated expansion into Hong Kong, our event in Japan and our success in those markets. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company’s inability to successfully expand our operations in existing and other markets and thereafter manage our growth; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company’s ability to expand its product offerings; violations of law or our procedures by the Company’s independent distributors; the potential for third-party and governmental actions involving the Company’s network marketing efforts; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; the Company’s ability to access raw materials for its Products as it grows; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:

Cindy England (801) 432-9036

Director of Investor Relations

-or-

John Mills (310) 954-1105

Senior Managing Director, ICR, LLC